Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-230604 and 333-237736) and on Form S-8 (No. 333-148983, No. 333-182677, No. 333-203960, No. 333-225526 and No. 333-239101) of Protalix BioTherapeutics, Inc. of our report dated March 30, 2021 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
March 30, 2021